[EXHIBIT 4.2]


NEITHER THE WARRANTS NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS, UNLESS IN THE OPINION OF COUNSEL TO THE COMPANY SUCH REGISTRATION IS NOT REQUIRED.



                            WARRANT

               For the Purchase of Common Stock of

                     EAGLE SUPPLY GROUP, INC.
                      a Delaware corporation

  Void After 11:59 p.m. Eastern Standard Time on February 6, 2008
                   (Subject to Earlier Expiration)

Warrant No.   001                                Warrant to Purchase
            -------                              1,000,000 Shares of
                                                 Common Stock


     THIS WARRANT CERTIFIES THAT, for value received, James E. Helzer or his registered assigns (collectively referred to herein as the "Holder") is entitled to acquire from Eagle Supply Group, Inc., a Delaware corporation whose address is 122 East 42nd Street, Suite 1618, New York, New York 10168 (the "Company"), an aggregate of one million (1,000,000) shares of fully paid, nonassessable shares of the common stock, par value $0.0001 per share of the Company ("Common Stock") at any time on or prior to 11:59 p.m. Eastern Standard Time on February
6, 2008 (the "Expiration Date"), at such price and upon such terms and conditions as set forth herein. If not exercised prior to the Expiration Date, this Warrant and all rights granted under this Warrant shall expire and lapse.

     The number and character of the securities purchasable upon exercise of this Warrant and the payment of the Purchase Price (defined below) are subject to adjustment as provided in Section 5 hereof. The term "Warrant" as used herein shall include this Warrant and any warrants issued in substitution for or replacement of this Warrant, or any warrant into which this Warrant may be divided or exchanged. The Common Stock purchasable upon exercise of this Warrant shall be referred to hereinafter collectively as the "Warrant Shares."

     1.   Exercise; Issuance of Certificates; Payment for Shares.

          (a) Purchase Price. The purchase price of each Warrant Share issuable upon exercise of this Warrant shall be $1.50 per Warrant Share, subject to adjustment as provided in Section 5 hereof ("Purchase Price").

          (b) Warrant Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, and from time to time commencing on the date hereof and continuing until the Expiration Date, by the surrender and presentment of this


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


Warrant accompanied by a duly executed Notice of Exercise in the form attached hereto (the "Exercise Notice"), together with the payment of the aggregate Purchase Price (the "Aggregate Purchase Price") for the number of Warrant Shares specified in the Exercise Notice in the manner specified in Section 1(d) or 1(e) hereof, all of which shall be presented to the Company, at its principal office as set forth on page 1 of this Warrant, or at such other place as the Company may designate by notice in writing to the Holder.

          (c) Conditions to Acquisition of Warrant Shares. The Company's obligation to sell the Warrant Shares to the Holder upon exercise of this Warrant is subject to the conditions that (i) no preliminary or permanent injunction or other order against the acquisition, purchase, issuance, or delivery of the Warrant Shares issued by any federal, state, or foreign court of competent jurisdiction shall be in effect, and (ii) if the Holder is required by law, rule, or regulation promulgated by any governmental entity to comply with or seek approvals from any governmental entity prior to purchasing the Warrant Shares, such compliance or approvals must have been achieved or obtained by the Holder and proof thereof furnished to the Company; provided, however, that the Company shall notify the Holder immediately if it is unable to issue Warrant Shares due to the condition in Section 1(c)(i) hereof not being satisfied and the Holder at his election may withdraw his Exercise Notice; and provided, further, that if the Exercise Notice was delivered to the Company in accordance with Section 1(b) hereof prior to the Expiration Date, any failure by the Company to sell Warrant Shares to the Holder as a result of any of the foregoing conditions shall not affect or prejudice the Holder's right to acquire such Warrant Shares upon the subsequent satisfaction of such conditions regardless of whether satisfaction of such conditions occurs after the Expiration Date.

          (d) Payment of Purchase Price. The Aggregate Purchase Price of the Warrant Shares being acquired upon exercise of this Warrant shall be paid by the Holder to the Company by delivery of a wire transfer of immediately available funds or a certified bank or cashier's check payable to the order of the Company in the amount of the Aggregate Purchase Price which shall be determined by multiplying the Purchase Price by the number of Warrant Shares specified in the Exercise Notice to be purchased upon such exercise.

          (e) Cashless Exercise of Warrants. Notwithstanding any provisions to the contrary in this Warrant, in the event of a Termination of Business as defined in Section 5(b)(iii) hereof pursuant to which shareholders of the Company will receive cash for their Common Stock, the Holder, at its option, immediately prior to the consummation of an event constituting a Termination of Business may, in lieu of paying the Aggregate Purchase Price in cash pursuant to Section 1(d) hereof, require that the Company reduce the number of Warrant Shares to be delivered to such Holder upon the exercise of the Warrants then being exercised by the number of Warrant Shares having an aggregate Acquisition Price (defined below) as of the date of surrender equal to the Aggregate Purchase Price of all Warrants Shares issuable upon such exercise. For purposes of this Warrant, the term "Acquisition Price" shall mean, the per share cash payment made to holders of the Common Stock in connection with the Termination of Business.

          (f) Issuance of Certificates. As soon as practicable after full or partial exercise of this Warrant, the Company at its expense (including, without limitation, the payment by it of all taxes and governmental charges applicable to such exercise and issuance of Warrant Shares) shall cause to be issued in the name of and delivered to the Holder or such other persons as directed by the Holder, a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised in such denominations as instructed by the Holder (or, in the case of a cashless exercise under Section 1(e) hereof, the Common Stock into which the Warrant Shares are



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


convertible), together with any other securities and property to which the Holder is entitled upon exercise under the terms of this Warrant. This Warrant shall be deemed to have been exercised, and the Warrant Shares acquired thereby shall be deemed issued, and the Holder or any person(s) designated by the Holder shall be deemed to have become holders of record of such Warrant Shares (or, in the case of a cashless exercise under Section 1(e) hereof, the Common Stock into which the Warrant Shares are convertible), for all purposes, as of the close of business on the date that this Warrant, the duly executed and completed Exercise Notice, and full payment of the Aggregate Purchase Price has been presented and surrendered to the Company in accordance with the provisions of Section 1(b) hereof, notwithstanding that the stock transfer books of the Company may then be closed. In the event this Warrant is only partially exercised, a new Warrant evidencing the right to acquire the number of Warrant Shares with respect to which this Warrant shall not then have been exercised shall be executed, issued and delivered by the Company to the Holder simultaneously with the delivery of the certificates representing the Warrant Shares so purchased.

     2. Shares Fully Paid; Reservation of Shares. The Company hereby agrees that it will at all times have authorized and will reserve and keep available, solely for issuance and delivery to the Holder, that number of shares of its Common Stock (or other securities and property) that may be required from time to time for issuance and delivery upon the exercise of this Warrant. All Warrant Shares when issued in accordance with this Warrant shall be duly and validly issued, shall be fully paid and nonassessable, free and clear of any claim, lien, encumbrance, or security interest of any kind whatsoever, and free from all preemptive rights of any security holders of the Company. The Company shall take all action as may be necessary to assure that such Warrant Shares (and any other securities and property) may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements, of any domestic securities exchange or inter-dealer quotation system upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws except as provided in Section 7(d) hereof. The Company will not take any action which would result in any adjustment of the Purchase Price (as described in Section 5 hereof) if the total number of Warrant Shares issuable after such action upon exercise of all the outstanding Warrants, together with all the Common Stock then outstanding and all Common Stock issuable upon exercise of all other options and warrants and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation, as amended.

     3.   Exchange, Assignment, or Loss of Warrant.

          (a) This Warrant is exchangeable, without expense other than as provided in this Section 3, at the option of the Holder upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to acquire in the aggregate the same number of Warrant Shares that may be acquired hereunder.

          (b) All of the covenants and provisions of this Warrant by or for the benefit of the Holder shall be binding upon and shall inure to the benefit of its heirs, successors, and permitted assigns hereunder. This Warrant may be sold, transferred, assigned, or hypothecated only in compliance with Section 7 herein. If permitted under Section 7, any such assignment shall be made by surrender of this Warrant to the Company, together with a duly executed assignment in the form attached hereto ("Assignment Form"), whereupon the Company shall, without charge, execute and deliver a new Warrant containing the same terms and conditions of this Warrant in the name of the assignee as named in the Assignment Form, and this Warrant shall be cancelled at that time. This


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


Warrant, if properly assigned, may be exercised by a new Holder without first having the new Warrant issued.

          (c) This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation and surrender of this Warrant at the office of the Company, together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

          (d) The Company will execute and deliver to the Holder a new Warrant of like tenor and date upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant; provided, that (i) in the case of loss, theft, or destruction, the Company receives a reasonably satisfactory indemnity or bond, or (ii) in the case of mutilation, the Holder shall provide and surrender this Warrant to the Company for cancellation.

          (e) Any new Warrant executed and delivered by the Company in substitution or replacement of this Warrant shall constitute a contractual obligation of the Company regardless of whether this Warrant was lost, stolen, destroyed, or mutilated, and shall be enforceable by any Holder thereof.

          (f) The Holder shall pay all transfer and excise taxes applicable to any issuance of new Warrants under this Section 3.

     4. Rights of the Holder. The Holder by virtue hereof shall not be entitled to any rights of a shareholder in the Company (including, without limitation, rights to receive dividends, vote or receive notice of meetings) or otherwise deemed to be a shareholder of the Company, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish the Holder with copies of all reports and communications furnished to the shareholders of the Company. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     5. Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of securities and other property that may be acquired upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment, from time to time, upon the happening of any of the following events:

          (a)     Dividends, Subdivisions, Combinations, or
Consolidations of Common Stock.

                  (i) In the event that the Company shall declare, pay, or make any dividend upon its outstanding shares of Common Stock payable in Common Stock or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then the number of Warrant Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision, and the Purchase Price shall be decreased in such proportion. In case the Company shall at any time combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Warrant Shares that may thereafter be acquired upon the exercise of the rights represented hereby


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


shall be decreased in proportion to the decrease through such combination and the Purchase Price shall be increased in such proportion.

                  (ii) If the Company declares, pays, or makes any dividend or other distribution upon its outstanding shares of Common Stock payable in securities or other property (excluding cash dividends from current income and dividends payable in shares of Common Stock, but including, without limitation, shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities")), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant.
The securities and other property then deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Shares with respect to which this Warrant is then exercised is to the total Warrant Shares that may be acquired pursuant to this Warrant at the time the securities or property were set aside for the Holder.

          (b)     Effect of Reclassification, Reorganization,
Consolidation, Merger, or Sale of Assets.

                  (i) Upon the occurrence of any of the following events, the Company shall cause an effective provision to be made so that the Holder shall have the right thereafter, by the exercise of this Warrant, to acquire for the Aggregate Purchase Price described in this Warrant the kind and amount of shares of stock and other securities, property (including cash), and interests as would be issued or payable with respect to or in exchange for the number of Warrant Shares that are then purchasable pursuant to this Warrant as if such Warrant Shares had been issued to the Holder immediately prior to such event: (A) reclassification, capital reorganization, or other change of outstanding Common Stock (other than a change as a result of an issuance of Common Stock under Subsection 5(a) or from sale of authorized but unissued shares of Common Stock by the Company for cash or property which does not result in a merger or consolidation), (B) consolidation or merger of the Company with or into another corporation or entity, or (C) spin-off of assets, a subsidiary, or any affiliated entity, or the sale, lease, pledge, mortgage, conveyance, or exchange of a significant portion of the Company's assets taken as a whole, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in a successor entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this Section 5(b)(i) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges. In the event that in any such reclassification, capital reorganization, change, consolidation, merger, spin-off, sale, lease, or exchange, additional shares of Common Stock are issued in exchange, conversion, substitution, or payment, in whole or in part, for securities of the Company other than Common Stock, any such issue shall be determined in accordance with Section 5(e)(ii) below.

                  (ii) If any sale, lease, pledge, mortgage, conveyance, or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company
(a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder of this Warrant in accordance with Section 6 below. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of a successor entity, the provisions of Section 5(b)(i) above shall apply. However, if the



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


result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in a successor entity, the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant
Shares so acquired, shall be entitled to all of the rights of the other holders of shares of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no successor entity is involved and Section 5(b)(i) does not apply, all acquisition rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of shares of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that, in no event shall that date be less than 30 days after delivery to the Holder of this Warrant of the written notice described above and in Section 6. If the termination of acquisition rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

          (c) Obligation of Successors or Transferees. The Company shall not effect any consolidation, merger, or sale or conveyance of assets within the meaning of Section 5(b)(i)(B), unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder pursuant to Section 11 herein the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. In no event shall the securities received pursuant to this Section be registerable or transferable other than pursuant and subject to the terms of this Warrant.

          (d) Diluting Issuances. In the event, subsequent to the date hereof, the Company shall issue or sell, or is deemed to have issued or sold under this Section 5(d), Common Stock for a cash consideration per share which is less than the Purchase Price in effect on the date of, and immediately prior to, such issuance ("Diluting Issue"), then in each such case the Purchase Price in effect immediately prior to the Diluting Issue shall be deemed immediately after such sale or issuance to be reduced to the price determined by multiplying the applicable Purchase Price in effect immediately prior to the Diluting Issue by a fraction determined as follows:

                  (i) the numerator shall be the sum of (A) the number of shares of Common Stock and Common Stock equivalents outstanding immediately prior to the Diluting Issue calculated on a fully diluted basis assuming conversion, exercise, or exchange of all derivative securities exercisable or exchangeable into Common Stock, plus (B) the number of shares of Common Stock which the aggregate consideration received for the Diluting Issue would be able to purchase at such applicable Purchase Price, and

                  (ii) the denominator shall be the number of shares of Common Stock and Common Stock equivalents outstanding immediately after the Diluting Issue calculated on a fully diluted basis assuming conversion, exercise, or exchange of all derivative securities exercisable or exchangeable into Common Stock.

                  (iii) Notwithstanding anything to the contrary herein, the provisions of this Section 5(d) shall not apply to: (A) shares of Common Stock issued or issuable upon exercise of the Warrants,
(B) shares of Common Stock issued or issuable upon the exercise of options or warrants issued or granted prior to the date of this Warrant,
(C) securities issued or issuable upon the exercise of options granted or to be granted under any stock option plan, stock purchase plan, restricted stock plan or agreement, or other equity-based incentive plan or agreement in an amount and under terms



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approved by the Board of Directors or an authorized committee thereof,
(D) Common Stock issued to employees, officers, directors, or consultants as compensation for services in lieu of cash payments therefor, (E) securities offered to the public pursuant to a registration statement declared effective under the Securities Act, (F) shares of Common
Stock issued in connection with a merger, acquisition, purchase of assets, or other transaction involving a non-cash issuance of the Common Stock approved by the Board of Directors, or (G) any of the types of transfer or other adjustments specifically subject to adjustment under Section 5(a), (b), and (c) hereof.

          (e)     Purchase Price Adjustments.

                  (i) Except as otherwise provided in this Section 5, upon any adjustment of the Purchase Price, the Holder shall be entitled to purchase, based upon the new Purchase Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of Warrant Shares that may be acquired pursuant to this Warrant immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately prior to its adjustment and dividing the product so obtained by the new
Purchase Price.

                  (ii) If consideration other than money is received or issued by the Company upon the issuance, sale, or purchase of shares of Common Stock, Convertible Securities, or other securities or interests, the fair market value of such consideration, as reasonably determined by the Company's Board of Directors or, at its option, appraisers appointed by the Board of Directors shall be used for purposes of any adjustment required by this Section 5. The fair market value of such consideration shall be determined as of the date of the adoption of the resolution of the Board of Directors of the Company that authorizes the transaction giving rise to the adjustment. In case of the issuance or sale of shares of Common Stock, Convertible Securities, or other securities or property without separate allocation of the purchase price, the Company's Board of Directors or, at its option, appraisers appointed by the Board of Directors shall reasonably determine an allocation of the consideration among the items being issued or sold. The reclassification of securities other than shares of Common Stock into securities including the Common Stock shall be deemed to involve the issuance of that Common Stock for a consideration other than money immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive the Common Stock. The Company shall promptly deliver written notice of all such determinations by its Board of Directors or appraisers appointed by the Board of Directors to the Holder of this Warrant.

          (e)     Application of this Section.  The provisions of this
Section 5 shall apply to successive events that may occur from time to time but shall apply only to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

          (f) Definition of Common Stock. Unless the context requires otherwise, whenever reference is made in this Section 5 to the issue or sale of Common Stock, the term "Common Stock" shall mean:
(i) the $0.0001 par value common stock of the Company, (ii) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Company's $0.0001 par value common stock, and (iii) any Convertible Security convertible into either (i) or (ii). However, Warrant Shares issuable upon exercise of this Warrant shall include only common stock designated as $0.0001 par value common stock of the Company as of the date of this Warrant.

          (g) Fractional Shares. No fractional Warrant Shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In the event


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that an adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant made pursuant to this Section 5 hereof results in a number of shares issuable upon exercise which includes a fraction, at the Holder's election, this Warrant may be exercised for the next larger whole number of shares or the Company shall make a cash payment equal to that fraction multiplied by the current market value of that share.

          (h) Company-Held Shares. For purposes of Section 5(a) above, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein.

     6.   Notice to the Holder.

          (a) If, prior to the expiration of this Warrant either by its terms or by exercise in full, any of the following shall occur:
(i) the Company shall declare a dividend or authorize any other distribution on its Common Stock, including those of the type identified in Section 5(a) hereof; (ii) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; (iii) any reclassification, reorganization, or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, pledge, mortgage, exchange, or other conveyance of all or substantially all of the assets of the Company; (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (v) any purchase, retirement or redemption by the Company of its Common Stock; then, and in any such case, the Company shall deliver to the Holder written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, or rights are to be determined; (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, pledge, mortgage, exchange, transfer, dissolution, liquidation, winding up or purchase, retirement, or redemption is expected to become effective, and the date, if any, as of which the Company's holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, lease, pledge, mortgage, exchange, transfer, dissolution, liquidation, winding up, purchase, retirement, or redemption; and (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by holders of shares of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

          (b) Upon the happening of an event requiring adjustment of the Purchase Price or the kind or amount of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder which indicates the event requiring the adjustment, the adjusted Purchase Price and the adjusted number of Warrant Shares that may be acquired or the kind and amount of any such securities or property so purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company's Chief Financial Officer shall determine the method of calculating the adjustment and shall prepare a certificate setting forth such calculations, the reason for the methodology chosen, and the facts upon which the calculation is based. Such certificate shall accompany the notice to be provided to the Holder pursuant to this Section 6(b).



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     7.   Transfer to Comply with the Securities Act.

          (a) Neither this Warrant nor the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be offered or sold except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

          (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Shares, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Securities Act:

          "The shares represented by this Certificate may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the
          "Securities Act"), or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company."

          (c) The Holder agrees that it will not offer for sale, sell, assign, pledge, hypothecate, or otherwise transfer (a "Disposition") the Warrant, the Warrant Shares, or any other securities issued or issuable upon exercise of this Warrant unless the Disposition of such securities is registered under the Securities Act and the securities laws of all other applicable jurisdictions or an exemption therefrom is available as supported by an opinion of counsel reasonably satisfactory to the Company. Subject to the preceding, the Warrant and the Warrant Shares, and any other securities issued or issuable upon exercise of this Warrant are assignable in whole or in part by the Holder. The Holder agrees that, prior to a Disposition of the Warrant, Warrant Shares, or any other securities issued or issuable upon the exercise hereof, the Holder shall give written notice to the Company, expressing his intention as to the Disposition to be made of such Warrant, Warrant Shares, or other security issued or issuable upon exercise of this Warrant, together with the opinion of counsel for the Holder. If, in the opinion of the Holder's counsel the proposed disposition does not require registration of the Warrant Shares or any other security issuable or issued upon the exercise of this Warrant under the Securities Act, the securities laws of any other applicable jurisdiction, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such Warrant Shares issuable or issued upon the exercise thereof, all in accordance with the terms of the notice delivered by the Holder to the Company.

          (d) The Warrant Shares issuable upon exercise of this Warrant have not been registered under the Securities Act and the Holder may be entitled to registration rights in accordance with the Securities Purchase Agreement, dated February 6, 2003, by and between the Company and the Holder, which registration rights are incorporated herein by reference.

     8. Investment Representations. By acceptance of this Warrant, the holder hereby represents, warrants and covenants: (a) that any securities purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof within the meaning of Section 2(11) of the Securities Act;
(b) that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; (c) that the Holder is able to bear the economic risk of holding such securities as may be acquired pursuant to the exercise of this Warrant for an indefinite period; (d) that the Holder understands that the securities acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered
Holder) and will be "restricted securities" within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the securities, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with.

     9. No Impairment. The Company covenants that it will not, by amendment of its Articles of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observation or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all those terms and in taking all action necessary or appropriate to protect the rights of the Holder against dilution or other impairment.

    10. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares or other securities upon the exercise of all Warrants from time to time outstanding.

    11. Notices. All notices, demands, requests, certificates, or other communications by the Company to the Holder and by the Holder to the Company shall be in writing and shall be deemed to have been delivered, given, and received when personally given or on the fifth calendar day after it is mailed by registered or certified mail to the Holder, postage pre-paid and addressed to the Holder at his last registered address or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address; and, if to the Company, addressed to it at that address appearing on page 1 of this Warrant. The Company may change its address for purposes of service of notice by written notice to the Holder at the address provided above, and the Holder may change its address by written notice to the Company.

    12. Binding Effect. This Warrant shall be binding upon any corporation or other entity succeeding the Company by merger, consolidation, or other acquisition and the benefits of this Warrant shall inure to the Holder's heirs, legal representatives, successors, and assigns (except to the extent that the registration rights inure only to the benefit of the Holder and his heirs).

    13. Corporate Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any Warrant Shares issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant.

    14. Applicable Law. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of the conflict of laws. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

    15. Survival. The various rights and obligations of the Holder and of the Company set forth herein shall survive the exercise and surrender of this Warrant.

    16. No Amendments or Modifications. Neither this Warrant nor any provision hereof may be amended, modified, waived, or terminated except upon the written consent of the Company and the Holder of this Warrant.

    17. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer, thereunto duly authorized this 6th day of February, 2003.

                                   EAGLE SUPPLY GROUP, INC.




                                   By: /s/ Douglas P. Fields
                                      -------------------------------
                                      Douglas P. Fields,
                                      Chief Executive Officer

                              ASSIGNMENT
                              ----------


     FOR VALUE RECEIVED, the undersigned ____________________________ hereby sell(s), assign(s), and transfer(s) unto_____________________, the rights represented by the within Warrant to purchase ____________ (______) shares of the Common Stock of Eagle Supply Group, Inc., a Delaware corporation, pursuant to the terms and conditions of this Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Warrant Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned a new Warrant evidencing the right to purchase the number of Warrant Shares remaining after issuance and delivery of this Warrant to the above-named assignee. Except for the number of shares that may be purchased, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant.
To complete the assignment contemplated by this Assignment, the undersigned irrevocably appoints __________________________ as th e undersigned's attorney-in-fact to transfer this Warrant and the rights thereunder on the books of the Company with the full power of substitution for these purposes.

Date _______________,__             ____________________________________
                                    Printed Name of the Holder

                                    ____________________________________
                                    Signature





NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

                          NOTICE OF EXERCISE
                          ------------------

     The undersigned Holder of a Warrant to purchase shares of Common Stock of Eagle Supply Group, Inc., a Delaware corporation, hereby elects to purchase, pursuant to the provisions of the Holder's Warrant dated ___________, 2003 held by the undersigned, the following number of such shares __________________________(___________); and requests that the Certificate for such shares be issued in the name of, and delivered to ________________________, whose address is _____________________________________________; and further requests, if the number of shares transferred are not all the shares that may be acquired pursuant to the unexercised portion of this Warrant, that a new Warrant of like tenor for the remaining shares that may be acquired pursuant to this Warrant be issued and delivered to the undersigned.


Dated:_________________,__


                                Printed Name:__________________________

                                Signature:   __________________________

                                Address:     __________________________

                                IRS ID No.   __________________________


(Signature must conform in all respects to the name of holder as specified on the face of this Warrant.)